SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
JUNE 15, 2000

FILM ROMAN, INC.
(Exact name of Registrant as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-29642 (Commission File Number)	95-4585357 (I.R.S. Employer Identification No.)

12020 Chandler Blvd., Suite 200
NORTH HOLLYWOOD, CALIFORNIA 91607
(Address and Zip Code of Principal Executive Offices)

(818) 761-2544
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Item 5.  OTHER EVENTS.

          (a)   On June 15, 2000, the Board of Directors of Film Roman, Inc. (the "Company") appointed Steven Tisch to serve as director of the Company, filling an existing vacancy on the Board of Directors. Mr. Tisch will be a class I director of the Company, subject to reelection at the 2003 annual meeting of Shareholders. A copy of the Company's press release regarding the appointment of Mr. Tisch to the Board of Directors is attached hereto as Exhibit 1.

          (b)   Pursuant to an application of the Company that was accepted by The Nasdaq Stock Market, Inc. on June 22, 2000, the listing of the common stock of the Company, par value $0.001 per share, was transferred from the Nasdaq National Market System to the Nasdaq SmallCap Market. The listing transfer was effective as of the opening of business on June 27, 2000.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FILM ROMAN, INC.

By: /S/ DIXON DERN _______________________________ Dixon Dern Secretary

Dated:  June 15, 2000

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EXHIBIT INDEX

Exhibit		Page No.
1	Press Release, dated June 17, 2000, which announced the appointment of Steven Tisch as a Director of the Company.